Exhibit 99.01

As reported in the 2015 Annual Report on Form 10-K, the Company's products and operations were managed and reported in five operating segments: Additives & Functional Products ("AFP"), Adhesives & Plasticizers ("A&P"), Advanced Materials ("AM"), Fibers, and Specialty Fluids & Intermediates ("SFI"). Beginning first quarter 2016, as a result of changes in the Company's organizational structure and management, the Company's products and operations are managed and reported in four operating segments: AFP, AM, Fibers, and Chemical Intermediates ("CI"). The new structure supports the Company's strategy to transform towards a specialty portfolio by better aligning similar businesses in a more streamlined structure.

Under the new structure, the adhesives resins product line of the former A&P segment is moved to the AFP segment, the specialty fluids product line of the former SFI segment is moved to the AFP segment, and the plasticizers product line of the former A&P segment is moved to the new CI segment. In addition to the product line changes, there were shifts in products among product lines in different segments. Acetyl and olefin products with animal nutrition and food ingredient applications of the former SFI segment are moved to the AFP segment as part of the care chemicals and animal nutrition product lines. Distribution solvents, ethylene oxide derivatives, and ethyl acetate products are moved from the AFP segment to the new CI segment in the other intermediates product line.

The new segments with product lines are summarized below:

•	Additives and Functional Products product lines consist of coatings and inks, adhesives resins, tire additives, care chemicals, specialty fluids, animal nutrition, and crop protection.

•	Advanced Materials product lines consist of specialty plastics, interlayers, and performance films.

•	Chemical Intermediates product lines consist of chemical intermediates, other intermediates, plasticizers, and functional amines.

•	Fibers product lines consist of acetate tow, acetate yarn, and acetyl chemical products.

Beginning first quarter 2016, all historical financial information, including management's discussion and analysis, will be presented on the new segment basis in accordance with accounting principles generally accepted in the United States ("GAAP").

Unaudited Financial Information Recast for Changes in Segments

Following is selected quarterly unaudited financial information recast for changes in segments for the years ended December 31, 2015, 2014, and 2013. The unaudited recast segment information is based on and should be read in conjunction with the historical consolidated financial statements and accompanying notes and the "Management's Discussion and Analysis of Financial Condition and Results of Operations", including the description of "Non-GAAP Financial Measures" in the Company's 2015 Annual Report on Form 10-K.

2015 Segment Information

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2015

Additives and Functional Products
Sales	$804	$830	$794	$731	$3,159
Operating earnings	157	178	176	149	660
Depreciation and amortization expense					203
Advanced Materials
Sales	$561	$647	$624	$582	$2,414
Operating earnings	68	135	98	83	384
Asset impairments and restructuring charges, net (1)	—	—	18	—	18
Additional costs of acquired inventories (2)	7	—	—	—	7
Operating earnings excluding non-core items	75	135	116	83	409
Depreciation and amortization expense					161
Chemical Intermediates
Sales	$782	$745	$697	$587	$2,811
Operating earnings	118	87	72	17	294
Depreciation and amortization expense					149
Fibers
Sales	$284	$299	$320	$316	$1,219
Operating earnings (loss)	(7)	93	102	104	292
Asset impairments and restructuring charges (gains), net (3)	97	(2)	—	3	98
Operating earnings excluding non-core items	90	91	102	107	390
Depreciation and amortization expense					55

(1)
Included in third quarter 2015 earnings are indefinite-lived intangible asset impairments of $18 million to reduce the carrying value of trade names in the window films market to their estimated current fair values.

(2)
Included in first quarter 2015 earnings are additional costs of acquired inventories. As required by purchase accounting, acquired Commonwealth Laminating and Coating, Inc. inventories were marked to fair value. In first quarter 2015, the remaining portion of these inventories were sold resulting in an increase in cost of sales.

(3)	Included in first, second, and fourth quarter 2015 earnings are asset impairments and restructuring charges (gains), net for the closure of the Workington, UK, acetate tow manufacturing site.

2015 Segment Information (continued)

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2015

Other
Sales	$12	$12	$12	$9	$45
Operating (loss) earnings
Growth initiatives and businesses not allocated to segments	(26)	(22)	(18)	(21)	(87)
Pension and other postretirement benefit income (expense) and gain (loss) not allocated to operating segments	9	8	11	(104)	(76)
Acquisition integration, transaction, and restructuring costs	(8)	(10)	(9)	(56)	(83)
Operating loss before non-core items	(25)	(24)	(16)	(181)	(246)
Asset impairments and restructuring charges, net (4)(5)(6)	12	2	3	50	67
Mark-to-market pension and other postretirement benefit plans loss, net(7)	—	2	—	113	115
Acquisition integration and transaction costs (8)	8	9	6	5	28
Operating loss excluding non-core items	(5)	(11)	(7)	(13)	(36)
Depreciation and amortization expense					3
TOTAL EASTMAN CHEMICAL
Sales	$2,443	$2,533	$2,447	$2,225	$9,648
Operating earnings	311	469	432	172	1,384
Asset impairments and restructuring charges, net	109	—	21	53	183
Mark-to-market pension and other postretirement benefit plans loss, net	—	2	—	113	115
Acquisition integration and transaction costs	8	9	6	5	28
Additional costs of acquired inventories	7	—	—	—	7
Total operating earnings excluding non-core items	435	480	459	343	1,717
Depreciation and amortization expense					571

(4)	Included in first quarter 2015 earnings are asset impairment and restructuring charges of $12 million resulting from the decision to discontinue a growth initiative reported in "other".

(5)	Included in second and third quarter 2015 earnings are severance costs primarily associated with the integration of Taminco Corporation of $2 million and $2 million, respectively.

(6)	Included in fourth quarter 2015 earnings are asset impairments and restructuring charges, net primarily due to severance costs for a corporate reduction in force of $51 million.

(7)	Included in second quarter 2015 earnings is a mark-to-market loss on a UK pension plan obligation triggered by the closure of the Workington, UK acetate tow manufacturing facility.

(8)	Included in 2015 earnings are integration and transaction costs primarily for the completed acquisitions of Taminco Corporation and Commonwealth Laminating & Coating, Inc.

2014 Segment Information

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2014

Additives and Functional Products
Sales	$608	$682	$675	$675	$2,640
Operating earnings	124	154	68	116	462
Asset impairments and restructuring charges (gains), net (1)(2)(3)(4)	—	(2)	65	(1)	62
Additional costs of acquired inventories (5)(6)	—	2	6	7	15
Operating earnings excluding non-core items	124	154	139	122	539
Depreciation and amortization expense					140
Advanced Materials
Sales	$581	$631	$604	$562	$2,378
Operating earnings	61	80	76	59	276
Asset impairments and restructuring charges, net (4)(7)	10	—	4	2	16
Additional costs of acquired inventories (8)	—	—	—	1	1
Operating earnings excluding non-core items	71	80	80	62	293
Depreciation and amortization expense					143
Chemical Intermediates
Sales	$761	$761	$780	$732	$3,034
Operating earnings	81	101	111	59	352
Additional costs of acquired inventories (9)	—	—	—	8	8
Operating earnings excluding non-core item	81	101	111	67	360
Depreciation and amortization expense					99
Fibers
Sales	$354	$386	$346	$371	$1,457
Operating earnings	117	123	112	122	474
Depreciation and amortization expense					66

(1)
Included in second and fourth quarter 2014 earnings are gains of $2 million and $1 million, respectively, related to the sale of previously impaired assets at a former polymers production facility in China.

(2)	Included in third quarter 2014 earnings are asset impairments and restructuring charges of $42 million for costs of the planned closure of a Crystex® research and development facility in France.

(3)	Included in third quarter 2014 earnings is a $22 million asset impairment of the Crystex® tradename.

(4)
Included in third quarter 2014 earnings are asset impairments and restructuring charges of $1 million and $4 million in the Additives and Functional Products and Advanced Materials segments, respectively, related to a change in estimate of certain costs of the fourth quarter 2012 termination of the operating agreement for the Sao Jose dos Campos, Brazil site.

(5)
Included in second and third quarter 2014 earnings are additional costs of acquired inventories. As required by purchase accounting, acquired inventories were marked to fair value. Approximately $8 million from the acquired global aviation turbine engine oil business inventories was sold in 2014, resulting in an increase in cost of sales.

(6)
Included in fourth quarter 2014 earnings are additional costs of acquired inventories. As required by purchase accounting, acquired Taminco Corporation inventories were marked to fair value. Approximately $7 million were sold in 2014 resulting in an increase in cost of sales.

(7)
Included in first and fourth quarter 2014 earnings are asset impairments and restructuring charges of $10 million and $2 million, respectively, primarily for the closure of a production facility in Taiwan for the Flexvue® performance films product line.

(8)
Included in fourth quarter 2014 earnings are additional costs acquired inventories. As required by purchase accounting, acquired Commonwealth Laminating and Coating, Inc. inventories were marked to fair value. Approximately $1 million were sold in fourth quarter 2014 resulting in an increase in cost of sales.

(9)
Included in fourth quarter 2014 earnings are additional costs of acquired inventories. As required by purchase accounting, acquired inventories were marked to fair value. Approximately $8 million from the acquired Taminco Corporation inventories was sold in 2014, resulting in an increase in cost of sales.

2014 Segment Information (continued)

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2014

Other
Sales	$1	$—	$8	$9	$18
Operating (loss) earnings
Growth initiatives and businesses not allocated to segments	(13)	(15)	(18)	(12)	(58)
Pension and other postretirement benefit income (expense) and gain (loss) not allocated to operating segments	3	3	3	(302)	(293)
Acquisition integration, transaction, and restructuring costs	(12)	(10)	(14)	(15)	(51)
Operating loss before non-core items	(22)	(22)	(29)	(329)	(402)
Mark-to-market pension and other postretirement benefit plans loss, net	—	—	—	304	304
Asset impairments and restructuring charges (gains), net (10)(11)	3	(5)	2	(1)	(1)
Acquisition integration and transaction costs (12)(13)(14)(15)	9	10	12	15	46
Operating loss excluding non-core items	(10)	(17)	(15)	(11)	(53)
Depreciation and amortization expense					2
TOTAL EASTMAN CHEMICAL
Sales	$2,305	$2,460	$2,413	$2,349	$9,527
Operating earnings	361	436	338	27	1,162
Mark-to-market pension and other postretirement benefit plans loss, net	—	—	—	304	304
Asset impairments and restructuring charges (gains), net	13	(7)	71	—	77
Acquisition integration and transaction costs	9	10	12	15	46
Additional costs of acquired inventories	—	2	6	16	24
Total operating earnings excluding non-core items	383	441	427	362	1,613
Depreciation and amortization expense					450

(10)	Included in first and third quarter 2014 are restructuring charges of $3 million and $2 million, respectively, for severance associated with the continued integration of Solutia Inc.

(11)
Included in second and fourth quarter 2014 earnings is a $5 million and $1 million gain, respectively, on sales of previously impaired assets at the former Photovoltaics production facility in Germany.

(12)	Included in first quarter 2014 are integration costs of $9 million for the acquired Solutia Inc. business.

(13)
Included in second quarter 2014 are transaction costs of $3 million for the acquisition of the global aviation turbine engine oil business from BP plc in June 2014 and integration costs of $7 million for the acquired Solutia Inc. and the global aviation turbine engine oil businesses.

(14)
Included in third quarter 2014 earnings are transaction costs of $7 million for the pending acquisition of Taminco Corporation and Commonwealth Laminating & Coating, and for the completed acquisition of the global aviation turbine engine oil business from BP plc. Included in third quarter 2014 earnings are integration costs of $5 million for the acquired Solutia Inc. and global aviation turbine engine oil businesses.

(15)
Included in fourth quarter 2014 earnings are transaction costs of $12 million primarily for the completed acquisitions of Taminco Corporation, Commonwealth Laminating & Coating, and the global aviation turbine engine oil business from BP plc. and integration costs of $3 million primarily for the acquired businesses including Solutia Inc., the global aviation turbine engine oil business from BP plc, Commonwealth Laminating & Coating, Inc. and Taminco Corporation.

2013 Segment Information

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2013

Additives and Functional Products
Sales	$623	$664	$629	$613	$2,529
Operating earnings	122	142	137	110	511
Depreciation and amortization expense					122
Advanced Materials
Sales	$584	$625	$583	$557	$2,349
Operating earnings	65	82	69	41	257
Asset impairments and restructuring charges (gains), net (1)(2)(3)	—	(1)	—	4	3
Operating earnings excluding non-core items	65	81	69	45	260
Depreciation and amortization expense					144
Chemical Intermediates
Sales	$748	$782	$757	$726	$3,013
Operating earnings	120	128	105	76	429
Asset impairments and restructuring charges, net (1)	—	3	—	—	3
Operating earnings excluding non-core item	120	131	105	76	432
Depreciation and amortization expense					98
Fibers
Sales	$346	$363	$363	$369	$1,441
Operating earnings	114	116	113	119	462
Depreciation and amortization expense					65

(1)
Included in second quarter 2013 earnings are restructuring charges of $2 million and $3 million in the Advanced Materials and Chemical Intermediates segments, respectively, primarily related to severance.

(2)
Included in second quarter 2013 earnings is a reduction in previous charges associated with the fourth quarter 2012 termination of the operating agreement for the Sao Jose dos Campos, Brazil site, which is reported as reduction of $3 million in the Advanced Materials segment.

(3)
Included in fourth quarter 2013 are asset impairments of $4 million for the fourth quarter decision to terminate efforts to develop a continuous resin process in Kuantan, Malaysia and Antwerp, Belgium.

2013 Segment Information (continued)

(Dollars in millions, unaudited)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	2013

Other
Sales	$6	$6	$6	$—	$18
Operating (loss) earnings
Growth initiatives and businesses not allocated to segments	(21)	(32)	(20)	(59)	(132)
Pension and other postretirement benefit income (expense) and gain (loss) not allocated to operating segments	3	3	87	301	394
Acquisition integration, transaction, and restructuring costs	(10)	(11)	(12)	(26)	(59)
Operating (loss) earnings before non-core items	(28)	(40)	55	216	203
Mark-to-market pension and other postretirement benefit plans (gains), net (4)	—	—	(86)	(297)	(383)
Asset impairments and restructuring charges, net (5)(6)(7)	3	16	3	48	70
Acquisition integration and transaction costs (8)	7	8	9	12	36
Operating loss excluding non-core items	(18)	(16)	(19)	(21)	(74)
Depreciation and amortization expense					4
TOTAL EASTMAN CHEMICAL
Sales	$2,307	$2,440	$2,338	$2,265	$9,350
Operating earnings	393	428	479	562	1,862
Mark-to-market pension and other postretirement benefit plans (gains), net	—	—	(86)	(297)	(383)
Asset impairments and restructuring charges, net	3	18	3	52	76
Acquisition integration and transaction costs	7	8	9	12	36
Total operating earnings excluding non-core items	403	454	405	329	1,591
Depreciation and amortization expense					433

(4)
Included in third quarter 2013 earnings is a mark-to-market gain due to the interim remeasurement of the Eastman other postretirement benefit plan obligation, triggered by a plan change in life insurance benefits in third quarter 2013.

(5)
Included in first, second, third, and fourth quarter 2013 earnings are restructuring charges of $3 million, $3 million, $3 million, and $15 million, respectively, primarily for severance associated with the continued integration of Solutia Inc.

(6)
Included in second quarter 2013 earnings are asset impairments and restructuring charges of $13 million primarily for the closure of a production facility in Germany for the Photovoltaics product line.

(7)	Included in fourth quarter 2013 are asset impairment and restructuring charges of approximately $30 million for management's decision not to pursue its Perennial WoodTM growth initiative.

(8)	Included in 2013 earnings are transaction and integration costs related to the acquisition of Solutia Inc.